
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                     113,520,811
<SECURITIES>                                         0
<RECEIVABLES>                                  520,035<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             115,807,184<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               115,807,184<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (5,866,227)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,939,578
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (8,805,805)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (8,805,805)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (8,805,805)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $340,913, and due from DWR $179,122.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,766,338.
<F3>Liabilities include redemptions payable of $2,114,889, accrued management fee of $301,000, and administrative expenses payable of $104,742.
<F4>Total revenue includes realized trading revenue of $(6,915,701), net change in unrealized of $(17,951) and interest income of $1,067,425.

